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Exhibit 1

FORM OF PROXY SOLICITED BY THE MANAGEMENT OF IAMGOLD CORPORATION
FOR USE AT AN ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
JUNE 8, 2004

The undersigned shareholder(s) of IAMGold Corporation ("IAMGold") hereby appoint(s) William D. Pugliese, Chairman and a director of IAMGold or, failing him, Joseph F. Conway, President, Chief Executive Officer and a director of IAMGold or, instead of either of the foregoing,                                                            , as the nominee and proxy of the undersigned, with full power of substitution, to attend, act for and on behalf of and vote all of the common shares of IAMGold registered in the name of the undersigned on behalf of the undersigned at the annual and special meeting (the "IAMGold Meeting") of the shareholders of IAMGold to be held on Tuesday, June 8, 2004 and at any adjournment or postponement thereof.

The undersigned specifies that all of the common shares of IAMGold owned by him and represented by this form of proxy shall be:

(a)
VOTED FOR (    ) OR AGAINST (    ) the resolution (the "Share Issue Resolution") to approve the issue of common shares of IAMGold in connection with the proposed business combination (the "Combination") of IAMGold and Wheaton River Minerals Ltd. ("Wheaton"), including common shares of IAMGold issuable upon the exercise of outstanding warrants and options of Wheaton, as more particularly described in the accompanying joint management information circular;

(b)
VOTED FOR (    ) OR AGAINST (    ) the special resolution authorizing IAMGold, if the Share Issue Resolution is passed, to amend its articles to increase the maximum number of directors of IAMGold from 10 to 16 and to change its name to Axiom Gold Corporation, as more particularly described in the accompanying joint management information circular;

(c)
VOTED FOR (    ) OR AGAINST (    ) the resolution approving the increase, depending in part on whether the Share Issue Resolution is passed, in the number of common shares of IAMGold which may be issued pursuant to the share incentive plan of IAMGold, as more particularly described in the accompanying joint management information circular;

(d)
VOTED FOR (    ) OR AGAINST (    ) the resolution confirming the repeal of the existing general by-law of IAMGold and the adoption of a new general by-law of IAMGold, as more particularly described in the accompanying joint management information circular;

(e)
VOTED FOR (    ) OR WITHHELD FROM VOTING (    ) in respect of the election of the nominees of the management of IAMGold as directors of IAMGold for the ensuing year, as more particularly described in the accompanying joint management information circular;

(f)
VOTED FOR (    ) OR WITHHELD FROM VOTING (    ) in respect of the appointment of Deloitte & Touche LLP, Chartered Accountants, as auditors of IAMGold for the ensuing year if the Combination is completed, or the appointment of KPMG LLP, Chartered Accountants, as auditors of IAMGold for the ensuing year if the Combination is not completed, and, in each case, authorizing the directors to fix their remuneration; and

(g)
VOTED on such other business as may properly come before the Meeting or any adjournment or postponement thereof;

hereby revoking any proxy previously given.

If any amendments or variations to matters identified in the notice of the IAMGold Meeting are proposed at the IAMGold Meeting or any adjournment or postponement thereof or if any other matter properly comes before the IAMGold Meeting or any adjournment or postponement thereof, this proxy confers discretionary authority upon the person named herein to vote on such amendments or variations or such other matters according to the judgement of the person voting the proxy at the IAMGold Meeting or any adjournment or postponement thereof.

DATED this day of , 2004.

Signature of Shareholder (please sign exactly as your name appears on this form of proxy)

Name of Shareholder (Please Print)

Number of common shares of IAMGold represented by this proxy

PLEASE SEE NOTES ON REVERSE

Notes:

1.
This form of proxy must be dated and signed by the shareholder or by the shareholder's attorney authorized in writing or, if the shareholder is a body corporate, this form of proxy must be executed by an officer or attorney thereof properly authorized.

2.
A shareholder has the right to appoint a person or company (who need not be a shareholder) other than the persons designated herein to attend and act for such shareholder and on such shareholder's behalf at the IAMGold Meeting or any adjournment thereof. Such right may be exercised by either striking out the names of the persons designated herein and inserting in the blank space provided for that purpose the name of the desired person or company or by completing another form of proxy and, in either case, delivering the completed and executed proxy to IAMGold, c/o its registrar and transfer agent as indicated below, no later than noon, Toronto time, on June 4, 2004 or, in the case of any adjournment or postponement of the IAMGold Meeting, no later than 48 hours (excluding Saturdays and holidays) before the time of the adjourned or postponed IAMGold Meeting.

3.
The common shares of IAMGold represented by this proxy will be voted in accordance with the instructions of the shareholder on any ballot that may be called for and where a choice is specified, the shares shall be voted accordingly. Where no choice is specified for the matters referred to in items (a) through (f) herein, the shares shall be VOTED FOR the matters referred to in such items.

4.
Proxies to be used at the IAMGold Meeting or any adjournment thereof must be received by IAMGold, c/o of its registrar and transfer agent as indicated below, no later than noon, Toronto time, on June 4, 2004 or, in the case of any adjournment or postponement of the IAMGold Meeting, no later than 48 hours (excluding Saturdays and holidays) before the time of the adjourned or postponed IAMGold Meeting.

5.
Please date the proxy. If not dated, the proxy shall be deemed to be dated on the date on which it is mailed to the shareholder.

6.
This proxy is only valid in respect of the IAMGold Meeting or any adjournment or postponement thereof.

7.
If your address as shown is incorrect, please give your correct address when returning this proxy.

Please return the form of proxy in the envelope provided for that purpose, to IAMGold's registrar and transfer agent:

Computershare Trust Company of Canada
Attention: Proxy Department
9th Floor
100 University Avenue
Toronto, Ontario
M5J 2Y1

Fax No.: 1-888-249-7775 or 416-263-9524

IAMGOLD CORPORATION
5th Floor, 220 Bay Street
Toronto, Ontario
M5J 2W4

SUPPLEMENTAL MAILING LIST FORM

National Instrument 51-102, Continuous Disclosure Obligations, requires that IAMGold Corporation (the "Corporation") send annually a request form to registered holders and beneficial owners of its securities to enable such holders and owners to request a copy of the Corporation's annual financial statements and related management's discussion and analysis ("MD&A") and/or interim financial statements and related MD&A, in accordance with the procedures set out in National Instrument 54-101, Communication with Beneficial Owners of Securities of a Reporting Issuer. If you wish to receive the Corporation's annual financial statements and related MD&A and/or interim financial statements and related MD&A, you must complete this form and forward it to the Corporation's registrar and transfer agent at the following address:

COMPUTERSHARE TRUST COMPANY OF CANADA
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1

Please note that both registered holders and beneficial owners of the Corporation's securities should return this form. Registered holders of the Corporation's securities will not automatically receive the foregoing financial statements and related MD&A. (Registered holders are those with shares registered in their name; beneficial owners have their shares registered in an agent, broker or bank's name.)

* * * * * * * * * * * *

Please put my name on your Supplemental Mailing List to receive the financial statements and related MD&A (as indicated)
of IAMGold Corporation.

                              Interim Financial Statements and Related MD&A

                              Annual Financial Statements and Related MD&A

[Please PRINT your name and address in the space provided below and sign where indicated below]

(Full Name of Shareholder)

(Number and Street) (Apartment/Suite)

(City) (Province/State)

(Postal/ZIP Code)
Signed:

(Signature of Shareholder)

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FORM OF PROXY SOLICITED BY THE MANAGEMENT OF IAMGOLD CORPORATION FOR USE AT AN ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 8, 2004
SUPPLEMENTAL MAILING LIST FORM